EXHIBIT 10.2
                                                              ------------

                               LEASE AGREEMENT

        BY THIS LEASE AGREEMENT (hereinafter referred to as the "Lease") made and entered as of the 22nd day of December, 2010, by and between LATEL, LLC, an Illinois limited liability company, of 1200 Network Centre Drive, Suite 3, Effingham, Illinois 62401 (hereinafter referred to as "Lessor"), and Illinois Consolidated Telephone Company, an Illinois corporation, of 121 South 17th Street, Mattoon, Illinois 61938 (hereinafter referred to as "Lessee"), and in consideration of the mutual covenants, terms, conditions and benefits contained herein, IT IS HEREBY AGREED THAT:

        1.   PROPERTY LEASED:

        (a) Lessor hereby leases and conveys to the Lessee on an absolute triple net basis and Lessee hereby leases and accepts on an absolute triple net basis from Lessor certain real estate legally described at Paragraph 1(b) below, together with the buildings and improvements located thereon (hereinafter referred to as the "Premises").

        (b)  The Premises is legally described as:

             (Field Operations Building) Lot Six (6) of Rutledge Subdivision 1991, situated in the City of Mattoon, Coles County, Illinois, reference being made to the Plat thereof filed for Record in Plat Book 5, Page 111 in the Coles County Recorder's Office commonly known as 2116 South 17th Street, Mattoon, Illinois.

        2.   TERM:

        (a) The initial term of this Lease shall be ten (10) years and six (6) months (hereinafter referred to as the "Initial Term"), beginning on the 1st day of December, 2010 (hereinafter referred to as the "Commencement Date") and ending May 31, 2021.

        (b) Lessee shall have two (2) five-year options (hereinafter referred to as the "Renewal Term" or "Renewal Terms") to extend the term of this Lease on the same terms and conditions contained herein, except as to rent which shall be as provided in Paragraph 3 of this Lease. Lessee shall exercise its option to renew this Lease for a Renewal Term by giving written notification to Lessor not less than 120 days prior to the end of the then current Term that Lessee desires to exercise such option.

        3. RENTAL: Lessee shall pay to Lessor gross rent for the Initial Term of the Lease in the amount of ONE MILLION FIVE HUNDRED FORTY-SEVEN THOUSAND ONE HUNDRED FORTY-TWO AND 00/100 DOLLARS
   ($1,547,142. 00) (the "Rent"), payable monthly as follows:


        Year 1-----------------------$10,886.00 per month for annual rent of $130,632.00;
        Year 2-----------------------$11,158.00 per month for annual rent of $133,896.00;
        Year 3-----------------------$11,437.00 per month for annual rent of $137,244.00;
        Year 4-----------------------$11,723.00 per month for annual rent of $140,676.00;
        Year 5-----------------------$12,016.00 per month for annual rent of $144,192.00;
        Year 6-----------------------$12,317.00 per month for annual rent of $147,804.00;
        Year 7-----------------------$12,625.00 per month for annual rent of $151,500.00;
        Year 8-----------------------$12,940.00 per month for annual rent of $155,280.00;
        Year 9-----------------------$13,264.00 per month for annual rent of $159,168.00;
        Year 10----------------------$13,595.00 per month for annual rent of $163,140.00;
        Year 11----------------------$13,935.00 per month for six months rent of $83,610.00;


        (i) without advance notice, demand, offset, or deduction, except as otherwise set forth in this Lease;

        (ii)   by the first day of each month during the term; and


        (iii) by way of ACH debit into Lessor's account, or as Lessor may reasonably specify in writing to Lessee.


   Rent for the Renewal Terms shall be as follows:

        Year 1-----------------------$13,935.00 per month for annual rent of $167,220.00;
        Year 2-----------------------$14,283.00 per month for annual rent of $171,396.00;
        Year 3-----------------------$14,640.00 per month for annual rent of $175,680.00;
        Year 4-----------------------$15,006.00 per month for annual rent of $180,072.00;
        Year 5-----------------------$15,382.00 per month for annual rent of $184,584.00;
        Year 6-----------------------$15,766.00 per month for annual rent of $189,192.00;
        Year 7-----------------------$16,160.00 per month for annual rent of $193,920.00;
        Year 8-----------------------$16,564.00 per month for annual rent of $198,768.00;
        Year 9-----------------------$16,978.00 per month for annual rent of $203,736.00;
        Year 10----------------------$17,403.00 per month for annual rent of $208,836.00.

   Past due Rent shall bear interest at the rate of 1% per month (i.e twelve (12%) percent per annum which shall be deemed the "Default Rate" hereunder) prorated on a daily basis from the date due.

        4. USE OF PREMISES: Premises are leased for the exclusive purpose of an office/warehouse and parking lot facilities and are not to be used for any other purpose without first having secured the written consent of the Lessor, which consent shall not be unreasonably withheld. No use of the building shall be made which would increase the insurable risk of the building for fire and extended coverage insurance.

        5. PUBLIC REQUIREMENTS: Lessee, at Lessee's sole expense, shall comply with all laws, regulations, rules, ordinances, governmental orders and other public requirements now and hereafter affecting the Premises or the use thereof, including but not limited to all recorded covenants and restrictions, if any. Lessee shall save

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   and hold Lessor harmless from any and all loss, liability, demand, cost, expense, damage, suit, cause of action, claim, or attorney fee arising out of Lessee's failure to comply with all laws, regulations, rules, ordinances, governmental orders and other public requirements now and hereafter affecting the Premises or the use thereof, including but not limited to all recorded covenants and restrictions, if any.
   In the furtherance of, and not in limitation of, Lessee's obligations under the foregoing paragraph, throughout the terms of this Lease, Lessee shall do or cause to be done all things necessary to preserve and keep in full force and effect any and all permits required for the conduct of its business and operations during the Initial Term and any subsequent Renewal Term(s).

        6. ASSIGNING AND SUBLEASING: Lessee shall not sublet the Premises or any part thereof and Lessee shall not assign, transfer, pledge, mortgage or otherwise encumber the Premises or this Lease, or any portion of the Initial Term or Renewal Term(s) thereof, without the prior written consent in each instance of Lessor, and Lessee shall furnish to Lessor with each request a copy of such proposed instrument, which such consent shall not be unreasonably withheld.
   The withholding of consent shall be deemed reasonable if the requested assignment or sublease that is likely to be detrimental to the Premises or adjacent property, or occupants thereof, or is likely to be more hazardous on account of fire or otherwise, or creates wear and tear to the Premises in excess of the business purpose for which the Premises is leased hereunder, shall be are herein leased.

        Permission is, however, granted to Lessee to assign or transfer this Lease and also to sublet the Premises to any subsidiary corporation of Lessee, affiliate corporation of Lessee, or parent corporation of Lessee, upon giving Lessor written notice of intent so to do. Lessee shall have the right to transfer and assign this Lease without Lessor's consent to any parent, subsidiary, or affiliated company of Lessee or to any person or corporation acquiring all or substantially all of the assets of Lessee by purchase, merger, consolidation or otherwise. An affiliate company is a company which has at least a 50% common ownership with Lessee. Transfers of Lessee's shares of stock as may occur from time to time shall not be deemed a prohibited assignment of this Lease. In the event of any assignment or subletting, Lessee shall remain the principal obligor to the Lessor under all covenants of this Lease, and by accepting any assignment or subletting, an assignee or sublessee shall become bound by and shall perform and shall become entitled to the benefits of all the terms, conditions and covenants by which the Lessee hereunder is bound.

        7.   INSURANCE--LESSEE:

        (a) Lessee shall, throughout the Initial Term or Renewal Term(s) of this Lease, maintain fire and extended coverage insurance with owners, landlords and tenants endorsement on the Premises leased in an amount equal to the full insurable value thereof, in a company or

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   companies rated Best A or better, and naming Lessor and Lessor's mortgagee or mortgagees as additional insureds.

        (b) Lessee shall, at its expense, during the term hereof, maintain and deliver to Lessor general liability insurance policy with owners, landlords and tenants endorsement with respect to the premises naming Lessor and Lessor's mortgagee or mortgagees as additional insureds, with limits of at least $2,000,000 for injury or death to any one person and $2,000,000 for any one accident, and $1,000,000 with respect to damage to property.

        (c) Said policies of insurance shall be in whatever form and with such insurance companies as are reasonably satisfactory to Lessor, and shall provide for at least ten days' prior notice to Lessor of cancellation. At least ten days before any such policy expires, Lessee shall supply Lessor with a substitute therefore, together with evidence that the premiums therefore have been paid. If Lessee fails to do so, Lessor may procure such policies or pay such premiums. In such case, all amounts so paid by Lessor, with interest thereon at the rate of 4% over Wall Street Journal's published prime rate as published from time to time per annum, shall be added to the next monthly Rent installment coming due, and shall be collected as additional Rent.

        (d) Lessee shall be solely responsible for its equipment, furniture, fixtures, inventory and other personal property located on the Premises and shall be solely responsible for carrying whatever insurance it desires with respect to such property.

        (e) Lessor and Lessor's mortgagee, if any, shall at all times be named as an additional insured on all policies of insurance required by this Lease and Lessee shall provide to Lessor and Lessor's mortgagee, if any, a current certificate showing compliance with this covenant, provided that Lessor shall have notified Lessee in writing of the name and address of such mortgagee. Each policy of insurance shall require notice to Lessor and Lessor's mortgagee at least thirty
   (30) days prior to cancellation.

        8. TAXES: Lessee shall pay all real property taxes, personal property taxes and special assessments lawfully levied against the Premises during the Initial Term or any Renewal Term of this Lease.
   In the event of termination of this Lease, taxes shall be prorated between Lessor and Lessee, based on number of days the Lessee is in possession of the Premises. Lessee shall have the right to contest the amount or validity, in whole or in part, of any tax by appropriate proceedings diligently conducted in good faith. If the provisions of any law or regulation then in effect so require, Lessor shall join in such proceedings.

        9. MAINTENANCE BY LESSEE: Lessee shall, at its expense, maintain, repair, clean, and keep in good care and condition the entire Premises and appurtenances thereto, including but not limited

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   to, the interior of the Premises, the exterior of the Premises, the roof of the Premises, all doors and windows of the Premises, all heating, ventilating, plumbing, air conditioning, electrical systems, communication and data transfer systems, and mechanical systems, all structural aspects of the Premises, interior and exterior walls, parking lots, sidewalks, landscaping, and shall keep the same in good repair free from filth, excessive mold at a level cleaner than the exterior of the Premises and at levels considered safe for most human occupants, overloading, danger of fire, nuisance, or infestation of pests or vermin. Lessee shall maintain and replace any plate glass, windows, glass doors, or other glass in the building. Lessee shall conduct a continuing program of preventive maintenance covering the walls, roof, doors, windows, interior and exterior of the Premises, and all heating, ventilating, plumbing, air conditioning, electrical systems, communication and data transfer systems, and mechanical systems in the Premises, including but not limited to regular service and maintenance by competent tradesmen. Lessee shall be solely responsible for the care, control and maintenance of inside air quality in the Premises. At the expiration or other termination of this Lease, Lessee shall return the premises to Lessor in a clean condition as when received by Lessee, except only for reasonable use, normal wear and use, damage by fire, explosion or other insured casualty. Lessee shall, at its expense, keep the sidewalks, parking lots, and lawns and landscaped areas of the Premises in a clean condition from debris. Lessee shall, at its expense, maintain in good repair the parking lot and sidewalk areas. Lessee shall, at its expense, provide for snow and ice removal, grass mowing, and landscaping maintenance. If Lessee fails to do anything required of Lessee in this paragraph within a reasonable time after receiving written notice from Lessor of such violations, Lessor may, at Lessor's option, perform the same at Lessee's expense providing that Lessor first provides Lessee with competitive bids and/or estimates for such remediation, repairs or maintenance.

        10. ALTERATIONS AND ADDITIONS: With the prior, written consent of the Lessor, which such consent shall not be unreasonably withheld, the Lessee may, at its sole expense, make non-structural additions, improvements, or modifications to the interior of the building on the premises for the convenient conduct of its business. All such changes shall be made in a good and workmanlike manner and in accordance with applicable codes and regulations, including but not limited to applicable municipal building codes, fire codes, and the American's With Disabilities Act. Lessee shall have the right to install such machinery, equipment, and business and trade fixtures as it deems necessary, and such items shall remain the property of Lessee and shall be removed at the termination of this Lease; provided, however, that the Lessee shall repair any damage, except reasonable use and normal wear and tear excepted, caused by the installation, use or removal of any such machinery, equipment, and business and trade fixtures within thirty (30) days after termination of this Lease. If any such machinery, equipment, and business and trade fixtures remain on the Premises after said thirty (30) day period, Lessor may (a) deem

                                      5




   all or a portion of such property abandoned by Lessee and title to such property shall thereupon transfer to Lessor; or, (b) remove all or a portion of such property from the Premises at the Lessee's expense and the Lessee shall pay to Lessor the expenses incurred by Lessor in removing, storing, and disposing of such property with ten
   (10) days after notice as provided herein.

        11. LESSOR'S RIGHT OF ENTRY: Lessor, or Lessor's Agent, may enter upon the Premises at reasonable hours upon reasonable notice to Lessee to examine and inspect the Premises and to do anything required of Lessor hereunder or which Lessor may deem necessary for the protection of the Premises. Lessor may, during the last 90 days of this Lease, display a sign offering the Premises for sale or for lease, which sign may be affixed in a conspicuous place on the Premises. Neither Lessor nor any of Lessor's agents who enters upon the Premises shall disclose to any person or entity any information, observations, data, or visual impressions regarding the trade secrets or other confidential business information of Lessee.

        12. SIGNS AND ADVERTISEMENTS: Lessee is hereby granted the privilege of erecting signs on the front of the Premises, including in the front and side yards of the Premises, subject to applicable laws, ordinances, and regulations, including but not limited to ordinances of the municipality in which the Premises are located and restrictive covenants on the Premises relating to signs, if applicable. All such signs may advertise the Lessee's business only. No revenue producing signs shall be permitted on the Premises, and Lessee shall not allow, assign, lease or convey any right to any third person to place any sign or advertisement on the Premises. Lessee shall not paint any messages, signs or advertising directly on the improvements located on the Premises, or otherwise deface, damage or overload the Premises. Lessee shall remove all signs at the termination of this Lease, and shall repair any damage to the Premises caused by signs or the removal of the signs at Lessee's sole cost and expense.

        13. LIABILITY: Lessee hereby releases, waives and relinquishes all claims against the Lessor, and Lessee hereby assumes all risks and agrees to indemnify and hold Lessor harmless from and against any loss, liability, claim, demand, cause of action, costs, damage or expense done or occasioned by or from any plumbing, wiring, gas, water, steam, sprinkler system, equipment or other pipes, or the bursting, leaking roof, door or window, leaking or running of any tank, washstand, water closet, waste pipe or other articles in, above, upon or about the Premises, or for damage occasioned from or by water, snow, or ice being upon or about the Premises. Lessor and Lessee hereby expressly waive any cause of action or right of recovery which either may have hereafter against the other for any loss or damage to the premises, or to the contents thereof, from all claims and liabilities arising from or caused by any hazard that are covered by a standard fire insurance policy with extended coverage and "all risk" endorsement on the Premises or on the contents thereof, to the extent of any amounts actually received. Lessee agrees to save and hold

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   Lessor harmless from any and all loss, liability, claim, damage, suit, cause of action, demand, or expense arising from any injury (including death) to persons or damage to property occurring in, on or about the Premises, except to the extent caused by the negligence of the Lessor, its agents and employees.

        14. DAMAGE BY CASUALTY: If, during the Initial Term or any Renewal Term(s) or this Lease and in the sole judgment of Lessor, the Premises suffer damage by fire, explosion, or any other casualty (a) to the extent that the Premises cannot reasonably be repaired within 180 days after date of such damage; or, (b) to the extent the Premises cannot be economically repaired, then this Lease shall, at the option of Lessor, terminate as to that portion of the Premises so damaged without penalty to Lessor as of the date of such damage and the Rent allocated to that portion of the Premises so damaged shall cease as of the date of such damage, and Lessee shall forthwith surrender that portion of the damaged Premises to Lessor; provided, however, that this Lease shall continue in full force and effect as to the remainder of the Premises. If this Lease is not so terminated, then Lessee shall repair the Premises as soon as reasonably practicable, and Lessor shall assign any insurance proceeds to Lessee for the purpose of paying for such repairs, and in such event Tenant shall not be obligated to pay any rent for the period from the date the Premises are rendered untenantable until the Premises are again fit and ready for Tenant's use and occupancy. Rent shall abate on a per diem basis. If the Premises are rendered partially untenantable, rent shall be equitably abated for the period from the date the Premises are rendered untenantable until the Premises are again fit and ready for Tenant's use and occupancy. It is further agreed that the period for reconstruction shall be extended for such time during which strikes, riots, civil commotion, governmental intervention, acts of God, or any other contingency beyond Lessee's control shall delay the construction. In case of such damage, whether this Lease is thereby terminated or not, Lessor shall not do anything to hinder or delay Lessee's work or repair, and will cooperate with Lessee in the performance of such repair or work. Lessor shall not be liable to Lessee for any business interruption, loss, liability, property damage, personal injury or inconvenience to Lessee, or Lessee's employees, agents or contractors by making repairs to any part of the Premises, or for any restoration to the Premises made by Lessee. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that any or all of the insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease without penalty by delivering written notice of termination to Lessee, whereupon all rights and obligations hereunder shall cease and terminate.

        15.  DEFAULT:

        A.   Any of the following shall constitute a default by Lessee:

             1. Failure to cure any breach or violation of any covenant, term, obligation or condition of this Lease within twenty (20) days after being notified of such breach or violation by Lessor.

             2.   The filing of a bankruptcy petition by Lessee.

             3.   The appointment of a receiver for Lessee.

             4. The filing of an involuntary petition in bankruptcy, or for reorganization, against the Lessee.

             5. Execution by the Lessee of an assignment for the benefit of creditors.

             6. The actual or threatened sale, conveyance or assignment of Lessee's leasehold interest hereunder in violation of Paragraph 6 of this Lease.

        B. If Lessee commits an event of default, which Landlord does not correct within the time specified above, Landlord may, at its election:

             1. Declare a forfeiture, terminate this Lease, accelerate the entire balance of unpaid Rent and declare same immediately due and payable;

             2. Immediately and without delay re-enter and take possession of the Premises, using such force as may be necessary without the same being deemed a trespass or forcible entry;

             3. Remove all Lessee's personal property and fixtures from the Premises without liability for damage thereto, and may sell the same and apply the proceeds thereof, first, against the cost and expenses of such removal or sale, next to the costs of cleaning and restoring of the Premises and, next against the unpaid Rent due hereunder; or

             4. Relet the premises, without such action being deemed an acceptance of a surrender of this Lease or a termination of Tenant's liability hereunder, upon such terms as it may see fit, and apply the proceeds thereof, first, against the cost and expenses, legal or otherwise, incurred as a result of the default, next against the retaking of possession and the cleaning and restoring of the Premises, next against the costs of reletting the Premises, and then against the unpaid Rent due hereunder. In such event, Lessor shall use all reasonable commercial means to obtain a new tenant for the subject premises.

        C. The rights and remedies provided herein shall be cumulative, and Lessor's election of one shall not exclude the exercise any other provided herein. Furthermore, the Lessor may proceed and file an action at law or in equity to enforce this Lease, and the Lessor expressly reserves any and all rights and remedies afforded the Lessor at law or in equity. No failure by Lessee to insist upon the strict performance of any term or condition of this Lease or to exercise any right or remedy available on a breach or default thereunder, and no acceptance of full or partial Rent during the continuance of any such breach or default shall constitute a waiver of any such breach or default of any such term or condition. No term or condition of this Lease required to be performed by Tenant, and no breach or default thereof, shall be waived, altered, or modified, except by a written instrument executed by Lessor. No waiver of any breach or default shall affect or alter any term or condition in this Lease, and each such term or condition shall continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

        16. EMINENT DOMAIN: If eminent domain proceedings result in the partial condemnation of the Premises thereby leaving part of Premises usable by Lessee for the purposes of its business, then this Lease shall not terminate and the Rent for the remainder of the Initial Term or Renewal Term(s) of this Lease shall be reduced by the amount that the usefulness of the Premises has been reduced, if any, for the business purposes of Lessee. If eminent domain proceedings resulting in the total condemnation of the Premises, then this Lease shall terminate and the Rent shall be prorated as of the date of such termination and Lessee shall pay such prorated sum immediately and Lessee shall have no claim against Lessor, and the Lessee hereby waives and releases the Lessor from any such claim, loss or liability, for any damages resulting from the condemnation of the Premises and the Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. Lessee hereby assigns and transfers to Lessor any and all claims it may have to compensation for damages to the leased premises as a result of any condemnation by eminent domain. Lessee reserves any rights it may have against the condemnation authority which arise solely out of Lessee's loss of income or related business interruption damages.

        17. UTILITIES: Lessee (a) shall contract in its own name; (b) shall pay for all deposits, fees, costs, expenses and charges for; and, (c) shall be solely responsible for any and all water, sewer, gas, heat, oil, electricity, fuel, telephone and other utilities used in or serving the Premises during the Initial Term or any Renewal Term(s) of this Lease.

        18. MECHANIC'S LIENS: Lessee shall not permit any mechanic's liens, or other liens, to be placed upon the Premises or any building or improvement thereon during the term hereof as a result of Lessee's actions, and in case of the filing of any such lien, Lessee shall promptly pay same; provided, however, that Lessee shall have the right to contest the validity or amount of any such lien upon posting security in the form or a surety bond or letter of credit with Lessor which in Lessor's sole discretion and judgment is adequate to pay and discharge any such lien in full if held valid. Lessee shall have sixty (60) days after filing of any such lien to pay the lien or post security as provided for above. If default in payment of the lien shall continue for thirty (30) days after notice thereof from Lessor to Lessee, Lessor shall have the right and privilege at Lessor's option of paying the lien or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be immediately due and payable by Lessee to Lessor and shall be paid promptly upon presentation of bill therefore.

        19. MORTGAGES AND ESTOPPEL CERTIFICATES: This Lease shall be subject and subordinate to any mortgage or deed of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided that Lessee and the holder of such mortgage or deed of trust shall have entered into a non-disturbance and attornment agreement in form and content reasonably acceptable to such parties. Subject to the foregoing, Lessee shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any such mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. Lessee shall at any time and from time to time, upon not less than thirty (30) days' prior request by Lessor, execute, acknowledge and deliver to Lessor, a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (ii) the dates to which the Rent and other charges have been paid, and (iii) so far as the person making the certificate knows, Lessor is not in default under any provisions of this Lease (or if there are defaults, specifying the defaults). It is intended that any such statement may be relied upon by any person proposing to acquire Lessor's interest in this Lease or the Premises, or any prospective mortgagee of, or assignee of any mortgage upon such interest or the premises.

        20. ENVIRONMENTAL COVENANTS AND WARRANTIES: Lessee, at Lessee's sole expense, shall comply with all applicable federal, state and local laws, regulations, or ordinances pertaining to air and water quality, special waste, hazardous waste or hazardous materials, waste disposal, air emissions, and other environmental matters, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Lessor or Lessee with respect to any of the foregoing but only as to Lessee's operations under this Lease.

        21. INDEMNIFICATION: Lessee shall indemnify, defend, and hold Lessor harmless from any and all loss, liability, claims, suits, causes of action, expenses, costs, judgments, damages, penalties, or fines (including, without limitation, diminution in value of the premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the premises and reasonable sums paid in settlement of claims, reasonable attorney's fees, reasonable consultant fees, and reasonable expert fees) arising out of Lessee's or Lessee's employees, agents or contractors, use or activities on the Premises. Lessee shall indemnify, defend, and hold Lessor harmless from any and all loss, liability, claims, suits, causes of action, expenses, costs, judgments, damages, penalties, or fines (including, without limitation, diminution in value of the premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the premises and reasonable sums paid in settlement of claims, reasonable attorney's fees, reasonable consultant fees, and reasonable expert fees) arising out of air quality, existence of excessive mold at a level cleaner than the exterior of the Premises and at levels considered safe for most human occupants or arising out of any deficiency arising out of heating, ventilation and air conditioning causing abnormal or harmful air quality arising out of Lessee's or Lessee's employees, agents or contractor's use or activities in the Premises. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local government agency or political subdivision because of release of or existence of any special waste, hazardous waste, or hazardous material in, on, or under the Premises or groundwater in, on, under, or migrating to or from the Premises. Without limiting the foregoing, if the release or presence of any special waste, hazardous waste, or hazardous material on the Premises is caused or permitted by Lessee or its employees, agents or contractors, Lessee shall promptly take all actions at its sole expenses as are necessary to return the Premises to the condition existing prior to the release of any such special waste, hazardous waste or hazardous material to the premises; provided, however, that Lessor's approval of such actions shall first be obtained and shall be in compliance of all applicable federal, state or local government agencies regulations. The foregoing indemnity with regard to the actions of the Lessee shall survive the expiration or termination of this Lease, provided, however, that upon the expiration or termination of this Lease, Lessor shall make an inspection of the subject premises and shall advise Lessee in writing within sixty (60) days thereafter of any of the claims or matters which are the subject of this paragraph.

        22. LEASE NOT AN OFFER: The submission of this Lease to Lessee shall not be construed as an offer and Lessee shall not have any rights with respect thereto unless Lessor executes a copy of this Lease and delivers the same to Lessee. Likewise, the submission by Lessee to Lessor or any counter-proposals or revisions to this proposed Lease shall not be construed as an offer by Lessee, and Lessor shall not have any rights with respect thereto until Lessee executes a copy of this Lease and delivers the same to Lessor.

        23. AMENDMENTS: Lessee shall agree to amend this Lease to conform to any reasonable requests of Lessor's lender or lenders so long as such amendment or amendments do not adversely affect Lessee's rights pursuant hereto or increase Lessee's duties with respect hereto. Lessee shall be reimbursed by Lessor for any reasonable attorney fees incurred by Lessee in complying with the terms of this paragraph.

        24. WAIVER: A waiver by Lessor or Lessee of any default or breach hereunder shall not be construed to be a continuing waiver of such default or breach, nor as a waiver or permission, expressed or implied, of any other or subsequent default or breach.

        25. NOTICES: All notices required under this Lease shall be sent by registered or certified mail or by express overnight delivery as follows:

        To Lessor:     LATEL, LLC
                       c/o Agracel, Inc.
                       1200 Network Centre Drive, Suite 3
                       Effingham, IL 62401

        To Lessee:     Illinois Consolidated Telephone Company
                       Attn:  Chief Financial Officer
                       121 South 17th Street
                       Mattoon, IL  61938

   Notices so mailed or delivered shall be deemed duly served and given upon deposit with the U.S. Postal service or overnight courier, as applicable, postage or delivery fee prepaid, addressed as above indicated.

        26. SUCCESSORS: All of the terms, covenants and conditions of this Lease shall apply and inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives.

        27. QUIET POSSESSION: Lessor covenants with Lessee that said Lessee, on paying the Rent herein required to be paid and upon the full, faithful and timely performance of each and every covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the premises during the term of this Lease.

        28. PROCUREMENT OF THIS LEASE: Each of the parties hereto certifies that no broker or leasing agent independent of the parties has been involved in the negotiation of this Lease.

        29. ATTORNEY'S FEES: If any action at law or in equity shall be brought to enforce any of the covenants, terms or conditions of this Lease, the prevailing party shall be entitled to recover from the non-prevailing party the prevailing party's costs, expenses and reasonable attorney's fees, the amount of which shall be fixed by the court, and shall be made a part of any judgment or decree rendered incurred in such enforcement of this Lease.

        30. LEASE CONSTITUTES ENTIRE CONTRACT: This Lease shall constitute the entire agreement between the parties. Any prior understandings, agreements, negotiations or representations of any kind preceding the date of this Lease and not contained herein are hereby discharged and shall not be binding upon either party except to the extent incorporated in this Lease by a written modification agreement signed by each party or an authorized representative of each party and attached hereto. Lessor and Lessee agree that this Lease shall not be recorded in the public records; provided, however, that a "Memorandum of Lease" in usual and customary form shall be executed and acknowledged by the Lessor and Lessee, and the Lessee may record same in the public records.

        31. RIGHT OF FIRST REFUSAL. Lessor hereby grants to the Lessee the "Right of First Refusal" to purchase the Premises if Lessor shall, at any time during the Term of this Lease as the same may be extended from time to time, obtain a bona fide written offer accepted by Lessor to purchase the Premises ("3rd Party Offer) from any party upon the following terms and conditions:

        (a) If and when Lessor shall receive a 3rd Party Offer Lessor must first notify Lessee in writing thereof and shall deliver to Lessee a copy of any such written 3rd Party Offer, and Lessee shall thereupon have the right for a period of twenty (20) days after receipt of such notice and/or 3rd Party Offer to deliver to Lessor written notice that it wishes to purchase the Premises upon the same terms and conditions as set forth in the 3rd Party Offer whereupon the Lessor and Lessee shall consummate the sale of the Premises as set forth in the 3rd Party Offer. If Lessee shall fail to deliver its written notice within such twenty (20) day period, Lessor shall be free to sell the Premises to such prospective purchaser upon all of the same terms and conditions as set forth in the 3rd Party Offer, and upon closing of such sale and purchase, Lessee's Right of First Refusal shall automatically terminate and be of no further force or effect. Notwithstanding the foregoing, if Lessor shall materially change any of the terms of the 3rd Party Offer prior to its sale of the Premises to such prospective purchaser, the Premises shall be reoffered to Lessee upon such changed terms as set forth above in this Section. Furthermore, if Lessor shall fail to consummate the sale of the Premises to the prospective purchaser within one hundred twenty
   (120) days after the date when Lessee fails to timely and properly exercise its rights to purchase the Premises under this Right of First Refusal, Lessee's Right of First Refusal, as set forth above shall be reinstated and Lessee's rights thereunder shall revive.

        (b) Upon the consummation of the sale of the Premises to the prospective purchaser, Lessee shall deliver to Lessor in recordable form a termination and release of Lessee's Right of First Refusal. The foregoing termination and release shall not cause or constitute a termination of record notice of the Lease and its options.

        32. LESSOR'S OPTION TO EXTEND LEASE. In the event that during the Initial Term or any Renewal Term of this Lease there is a change of control of Lessee or an entity that directly or indirectly controls Lessee, then Lessor shall have the option to convert the term of this Lease for a fixed term of seven (7) years commencing on the date the option is exercised if (i) on the date the option is exercised the remaining Term is less than seven (7) years or (ii) if the option is exercised during any Renewal Term. Upon Lessor's conversion to a fixed seven (7) year term, all terms, conditions and covenants of the Lease shall remain in full force and effect. The term "control" or "controlling" as used herein shall mean the ownership of fifty percent (50%) or more of the voting securities of an entity. The term "change of control" as used herein shall mean the acquisition after the date hereof, directly or indirectly, by one or more persons or group of persons of "control" of Lessee. Notwithstanding anything in this Paragraph 32 to the contrary, Lessor shall not have the option to convert the term as described above in the event Lessor is an entity other than LATEL, LLC.

        IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease or have caused it to be executed by its respective authorized representatives that affixed below next to their respective signatures. Each of the persons executing this Lease represent that they are authorized to execute the same on behalf of the party for whom they have executed hereafter.

   Date: 12/15/10           LATEL, LLC, an Illinois Limited Liability
                            Company


                            By:   /s/ R. Dean Bingham
                                  ________________________________
                                  R. Dean Bingham, President of Agracel,
                                  Inc., Managing Member

   Attest:

      /s/ Michael Mumm
   -------------------------------------
   Michael Mumm, Chief Financial Officer

                            "LESSOR"



   Date: 12/22/10           ILLINOIS CONSOLIDATED TELEPHONE COMPANY,
                            an Illinois Corporation


                            By:   /s/ Robert J. Currey
                                  ---------------------------------
                                  Robert J. Currey
                                  President & CEO

   Attest:

      /s/ Steven L. Childers
   -------------------------
   Steven L. Childers
   Senior Vice President &
   Chief Financial Officer



                            "LESSEE"

                               ACKNOWLEDGMENTS
                               ---------------

   STATE OF ILLINOIS   )
                       )
   COUNTY OF EFFINGHAM )

        I, the undersigned, a Notary Public, in and for said county, in the state aforesaid, DO HEREBY CERTIFY that R. Dean Bingham, personally known to me to be the President of Agracel, Inc., Managing Member of LATEL, LLC, and Michael Mumm, personally known to me to be the Chief Financial Officer of Agracel, Inc., and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such President and CFO they signed and delivered the said instrument as President and CFO of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

        Given under my hand and notarial seal this 15th day of December, 2010.

                                      /s/ Sharon K. Harper
                                      ----------------------------
                                      Notary Public

                                      "OFFICIAL SEAL"
                                      SHARON K. HARPER
                                      NOTARY PUBLIC, STATE OF ILLINOIS
                                      MY COMMISSION EXPIRES 5/9/13

   STATE OF ILLINOIS   )
                       )
   COUNTY OF COLES     )

        I, the undersigned, a Notary Public, in and for said county, in the state aforesaid, DO HEREBY CERTIFY that Robert J. Currey, personally known to me to be the President & CEO of Consolidated Communications Services Company and Steven L. Childers, personally known to me to be the Senior Vice President & CFO of said corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such President & CEO and Senior Vice President & CFO they signed and delivered the said instrument as President & CEO and Senior Vice President & CFO of said corporation, and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

        Given under my hand and notarial seal this 22nd day of December, 2010.

                                      /s/ Mary Jo Frank
                                      ----------------------------
                                      Notary Public


   OFFICIAL SEAL
   MARY JO FRANK
   NOTARY PUBLIC   STATE OF ILLINOIS
   MY COMMISSION EXPIRES: 07/09/14






































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